EXHIBIT 99.3


                         SECOND AMENDMENT TO THE
                     TALLEY INDUSTRIES, INC. EXECUTIVE
                  DEATH AND RETIREMENT SUPPLEMENTAL PLAN


     Effective July 1, 1987, Talley Industries, Inc. ("Talley") adopted the TALLEY INDUSTRIES, INC. EXECUTIVE DEATH AND RETIREMENT SUPPLEMENTAL PLAN (the "Plan"). The Plan was thereafter amended. Effective January 1, 1994, Talley Manufacturing and Technology, Inc. (the "Company") became the sponsor of the Plan. By this instrument, Talley and the Company intend to reflect the Company's sponsorship of the Plan.
     1. This Amendment shall amend only those provisions set forth herein, and those provisions not amended hereby shall remain in full force and effective.
     2.   Section I is hereby amended in its entirety as follows:
          I. OBJECTIVE AND PURPOSE. The objective and purposes of the TALLEY MANUFACTURING AND TECHNOLOGY, INC. EXECUTIVE DEATH AND RETIREMENT SUPPLEMENTAL PLAN (the
     "Plan") is to attract competent officers and key executives by providing to the officers and key executives of Talley Manufacturing and Technology, Inc.
     (the "Company") certain benefits and to offer them an opportunity to supplement income after retirement.

     3. This Amendment shall be effective as of January 1, 1994. Except as amended by this Second Amendment, the Company hereby ratifies the Plan in its entirety as adopted effective July 1, 1987, and thereafter amended.
     Dated: December 22, 1994.

                              TALLEY INDUSTRIES, INC.

                              By: Kenneth May
                                  --------------------
                                  Kenneth May
                             Its: Vice President
                                  --------------------



                              TALLEY MANUFACTURING AND
                              TECHNOLOGY, INC.

                              By: Kenneth May
                                  --------------------
                                  Kenneth May
                             Its: Vice President
                                  --------------------